THE PRUDENTIAL SERIES FUND, INC.
For the fiscal period ended 12/31/00
File number 811-03623

Sub-Item 77-J


Reclassification of Capital Accounts: The Series Fund accounts for and reports distributions to shareholders in accordance with the American Institute of Certified Public Accountants' Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gains, and Return of Capital Distributions by Investment Companies. As a result of this statement, the Series Fund changed the classification of distributions to shareholders to disclose the amounts of undistributed net investment income and accumulated net realized gain (loss) on investments available for distributions determined in accordance with income tax regulations. For the year ended December 31, 2000, the application of this statement increased (decreased) undistributed net investment income ("UNI") and accumulated net realized gain (loss) on investments ("GL") by the following amounts:


Portfolio
UNI
G/L
PC
Diversified Conservative Growth Portfolio (a)
386,552
(108,272)
(278,280)
Equity Portfolio (a)(d)
2,366,823
(2,366,823)
-
Flexible Managed Portfolio (d)
(59,280)
59,280
-
Global Portfolio (a)(c)(d)
9,600,868
(10,975,867)
1,374,999
High Yield Bond Portfolio (e)
(312,053)
312,053
-
Natural Resources Portfolio (a)(d)
(15,543)
15,543
-
Prudential Jennison Portfolio (a)
33
(33)
-
Small Capitalization Stock Portfolio (d)
(81,155)
81,155
-
SP AIM Aggressive Growth Portfolio (b)(f)
3,252
-
(3,252)
SP AIM Growth and Income Portfolio (b)(f)
616
-
(616)
SP Alliance Large Cap Growth Portfolio (f)
460
-
(460)
SP Alliance Technology Portfolio (f)(g)
2,341
-
(2,341)
SP Davis Value Portfolio (f)
859
-
(859)
SP Deutsche International Equity Portfolio (f)
(7,496)
8,050
(554)
SP INVESCO Small Company Growth Portfolio (b)(f)
440
-
(440)
SP Jennison International Growth Portfolio (a)(d)(f)
(20,082)
26,376
(6,294)
SP Large Cap Value Portfolio (f)(g)
1,667
-
(1,667)
SP MFS Capital Opportunities Portfolio (f)
1,582
(1,366)
(216)
SP MFS Mid-Cap Growth Portfolio (f)
327
-
(327)
SP PIMCO High Yield Portfolio (f)
524
-
(524)
SP PIMCO Total Return Portfolio (f)
1,987
(1,187)
(800)
SP Prudential U.S. Emerging Growth Portfolio (f)
543
-
(543)
SP Small/Mid-Cap Value Portfolio (f)
352
-
(352)
SP Strategic Partners Focused Growth Portfolio (f)
440
-
(440)
Value Portfolio (a)(d)
532,381
(532,381)
-


(a)Reclassification of net foreign currency gain (loss).

(b) Reclassification of net operating loss.
(c) Reclassification of gains from passive foreign investment companies.
(d) Reclassification of other permanent book/tax differences
(e) Reclassification of consent income.
(f) Reclassification of expenses not deductible for tax purposes.
(g) Reclassification of distributions in excess of net investment income.
Net investment income, net realized gains and net assets were not affected by these reclassifications.